THE BANK OF
NEW YORK
 NEW YORKS FIRST BANK - FOUNDED
1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y.
10286
AMERICAN DEPOSITARY RECEIPTS

June 2, 2005

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	Depositary Shares evidenced by
the American Depositary
Receipts for Ordinary Shares
of Trinity Biotech plc
(File No. 333-111946)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting the
change in the number of ordinary shares
represented by American Depositary
Share (the Ratio).

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate for
Trinity Biotech plc.

The Prospectus has been revised to
reflect the new Ratio, and has been
overstamped with:

As of June 2, 2005 the new ratio will be 1 ADS represents 4 Deposited Shares


Please contact me with any questions or
comments at 212 815-2276.


Sincerely,

/s/ Violet Pagan
Violet Pagan
Assistant Vice President



Encl.